Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen Insured New York Tax-Free Advantage Municipal Fund

811-21211



An additional preferred class of the registrant s securities have been registered and have become effective on April 8, 2010, as stated in the Prospectus, containing a description of the Fund s MuniFund Term Preferred Shares.

A copy of such Prospectus is contained in the Fund s 497 filing, accession number 0001193125-10-081581, and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-SAR.